Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tom Paulson	Kathryn Lovik
Vice President and Chief Financial Officer	Director, Communications
763-540-1204	763-540-1212

Tennant Company Reports 2012 Second Quarter Results

Second quarter diluted EPS rose to $0.71 on net sales of $199.5 million;
Gross margins of 44.6 percent exceeded target range;
Operating profit margins increased to 10.8 percent;
Company maintains 2012 full year EPS guidance with lower sales range

MINNEAPOLIS, July 26, 2012—Tennant Company (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today reported net earnings of $13.7 million, or $0.71 per diluted share, on net sales of $199.5 million for the second quarter ended June 30, 2012. In the prior year quarter, Tennant reported net earnings including special charges of $5.9 million, or $0.30 per diluted share, on net sales of $201.3 million; the special charges totaled $5.0 million after tax, or a $0.26 loss per diluted share. Excluding these special charges, adjusted second quarter 2011 net earnings totaled $10.9 million, or $0.56 per diluted share.
Commented Chris Killingstad, Tennant Company's president and chief executive officer: “We are pleased to report a solid second quarter, with record operating profit resulting in very strong operating profit margins and higher earnings. Our strategies to innovate in our core business and with new water-based technologies while lowering Tennant’s cost structure to enhance profitability are working. Although sales growth was constrained by global economic headwinds, organic sales rose about 3 percent, driven by an organic sales increase of approximately 7 percent in our largest geography, the Americas.”

Second Quarter Operating Review
The company's 2012 second quarter consolidated net sales of $199.5 million were down 0.9 percent compared to the prior year quarter. Unfavorable foreign currency exchange reduced consolidated net sales by approximately 3.5 percent. Organic net sales, which exclude the impact of foreign currency exchange (and acquisitions when applicable), increased approximately 2.6 percent. This compares to record 2011 second quarter net sales which grew 21 percent, or approximately 15.6 percent organically.

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Page 2 – Tennant Company Reports 2012 Second Quarter Results

Contributing to 2012 second quarter results were sales to strategic accounts, as well as sales of two of Tennant’s environmentally friendly offerings: industrial rider scrubbers equipped with ec-H2OTM electrically activated water technology and the lithium-ion battery powered Green MachinesTM 500ze city cleaning sweepers. Tennant’s ec-H2O technology converts water into an innovative cleaning solution that cleans effectively, saves money, improves safety and reduces environmental impact compared to daily cleaning floor chemicals. The Green Machines 500ze city cleaning sweepers offer zero carbon emissions, with reduced noise levels to quietly sweep anywhere at any time.
Commented Killingstad: “Tennant remains committed to being an industry innovation leader and aims to set the standard for sustainable cleaning around the world. These two products illustrate that we’re making progress toward that goal.”
Geographically, sales increased 4.8 percent in the Americas, driven by 11 percent growth in scrubbers equipped with ec-H2O technology in North America. Sales in the Americas grew approximately 6.8 percent organically, excluding an unfavorable foreign currency exchange impact of about 2.0 percent. Sales in Europe, Middle East and Africa (EMEA) were down 12.1 percent, or a decline of approximately 3.6 percent organically, excluding an unfavorable foreign currency exchange impact of about 8.5 percent. This stemmed from uncertain economic conditions in Europe and a continued tight credit environment that made it difficult for Tennant customers to obtain financing. Sales in the Asia Pacific region (APAC) decreased 8.9 percent, or down about 7.9 percent organically. Sales were lower in the mature markets primarily due to softer economic conditions. However, sales in China remained robust, growing organically approximately 30 percent in the 2012 second quarter.
Tennant's gross margin in the 2012 second quarter rose to 44.6 percent, up from 41.5 percent in the prior year quarter, or 42.2 percent as adjusted, and above the company's targeted range of 42 percent to 43 percent. The strong performance was chiefly driven by improvement in gross margins in all geographies, due to product mix, stable commodity costs and production efficiencies.
Research and development (R&D) for the 2012 second quarter totaled $6.9 million, or 3.5 percent of sales, compared to $6.7 million, or 3.3 percent of sales, in the prior year quarter. The company continued to invest in developing innovative new products for its traditional core business, as well as in its Orbio business, which is focused on advancing a platform of chemical-free and other sustainable, water-based cleaning technologies.
Selling and administrative expense (S&A) in the 2012 second quarter totaled $60.4 million, down from $66.5 million, or $62.5 million as adjusted, in the second quarter last year. As a percent of sales, S&A was 30.3 percent in the 2012 second quarter compared to 33.0 percent, or 31.0 percent as adjusted, in the same quarter last year. S&A spending decreased 3.3 percent on a dollar basis and was down 70 basis points as a percent of sales compared to adjusted S&A in the 2011 second quarter, due to continued tight cost controls and improved operating efficiencies.
The company’s 2012 second quarter operating profit increased to $21.6 million, or 10.8 percent of sales, compared to an operating profit of $10.2 million, or 5.1 percent of sales, in the year ago quarter. Adjusted operating profit in the 2011 second quarter was $15.8 million, or 7.8 percent of sales, excluding

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Page 3 – Tennant Company Reports 2012 Second Quarter Results

special charges. Tennant continues to leverage its existing global workforce of about 2,800 employees, and has maintained that staffing level for the past three years, while significantly growing sales. The company's goal remains to achieve a 12 percent operating margin in the fourth quarter of 2013.
Commented Killingstad: “We have stated that, as our productivity initiatives take hold, the company will start to see greater operating leverage and that is happening. We are pleased with the traction we’re gaining in our operating profit margin through strong expense control and targeted process improvement programs.”

2012 First Half Results
For the six months ended June 30, 2012, Tennant reported net earnings of $19.0 million, or $0.99 per diluted share, on net sales of $373.2 million. In the prior year first six months, Tennant reported net earnings of $11.7 million, or $0.60 per diluted share, on net sales of $373.8 million. Excluding special items in the 2011 second quarter of $5.0 million, or a $0.26 loss per diluted share, the company's 2011 first half adjusted net earnings were $16.7 million, or $0.86 per diluted share.
Year-to-date 2012 gross margins were 44.0 percent versus 41.6 percent, or 42.0 percent as adjusted, in the first six months of 2011, an increase of 200 basis points primarily due to product mix, stable commodity costs and production efficiencies. S&A expense in the 2012 first half totaled $120.1 million, or 32.2 percent of sales, versus $124.0 million, or 33.2 percent of sales, and $119.9 million or 32.1 percent of sales as adjusted, in the first six months of 2011.
Operating profit in the 2012 first half rose to $29.9 million, or 8.0 percent of sales, up from an operating profit of $18.4 million, or 4.9 percent of sales, and $23.9 million, or 6.4 percent of sales as adjusted, in the first six months of 2011.
Tennant generated $12.5 million in cash from operations in the 2012 first half. Total cash and cash equivalents at June 30, 2012, was $38.4 million, compared with $41.5 million a year ago. The company's total debt was $34.3 million, down from $41.3 million at the end of the 2011 first half. During the 2012 first half, Tennant repurchased approximately 360,000 shares of the company's stock. Tennant had approximately 18.6 million common shares outstanding at June 30, 2012.

Business Outlook
Based on its first half 2012 results and expectations of performance for the remainder of the year, Tennant Company continues to estimate 2012 full year earnings in the range of $2.30 to $2.45 per diluted share. The company is adjusting its net sales guidance to a range of $770 million to $785 million. Previously, Tennant estimated 2012 sales in the range of $790 million to $805 million. For full year 2011, adjusted earnings totaled $1.95 per diluted share on net sales of $754 million.
The company's 2012 annual financial outlook includes the following expectations:
•	Modest economic improvent in North America, continued uncertainty in Europe and steady growth in emerging markets;
•	Unfavorable foreign currency impact on sales for the full year in the range of 2 to 3 percent;

Page 4 – Tennant Company Reports 2012 Second Quarter Results

•	Minimal inflation net of cost-saving initiatives and selling price increases;
•	A gross margin slightly above the targeted range of 42 to 43 percent;
•	R&D expense of approximately 4 percent of sales, as the company continues to invest in its core products and increases investment in its water-based cleaning business; and
•	Capital expenditures in the range of $16 million to $18 million.
Commented Killingstad: “We remain committed to growing Tennant’s sales by innovating in our core equipment business and advancing our water-based technologies, while building a more scalable business model with standardized global processes to further improve profitability.”

Conference Call
Tennant will host a conference call to discuss the 2012 second quarter results today, July 26, 2012, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call will be available via webcast on the investor portion of Tennant's website. To listen to the call live, go to www.tennantco.com and click on Company, Investors. A taped replay of the conference call will be available at www.tennantco.com for approximately two weeks after the call.

Company Profile
Minneapolis-based Tennant Company (NYSE: TNC) is a world leader in designing, manufacturing and marketing solutions that help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; chemical-free and other sustainable cleaning technologies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant has manufacturing operations in Minneapolis, Minn.; Holland, Mich.; Louisville, Ky.; Uden, The Netherlands; the United Kingdom; São Paulo, Brazil; and Shanghai, China; and sells products directly in 15 countries and through distributors in more than 80 countries. For more information, visit www.tennantco.com.

Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: geopolitical and economic uncertainty throughout the world; the competition in our business; our ability to effectively manage organizational changes; our ability to comply with laws and regulations; our ability to effectively maintain and manage the data in our computer systems; unforeseen product liability claims or product quality issues; our ability to develop and fund new innovative products and services; our ability to attract and retain key personnel; our ability to successfully upgrade and evolve the capabilities of our computer systems; the occurrence of a significant business interruption; fluctuations in the cost or availability of raw materials and purchased components; our ability to acquire, retain and protect proprietary intellectual property rights; and the relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. For additional information about factors that could materially affect Tennant's results, please see our other Securities and Exchange Commission filings, including disclosures under “Risk Factors.”

Page 5 – Tennant Company Reports 2012 Second Quarter Results

We do not undertake to update any forward-looking statement, and investors are advised to consult any further disclosures by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release includes presentations of non-GAAP measures that include or exclude special items. Management believes that the non-GAAP measures provide useful information to investors regarding the company's results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company's operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends, and to gain an understanding of the comparative operating performance of the company. See the Supplemental Non-GAAP Financial Tables.

FINANCIAL TABLES FOLLOW

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Page 6 – Tennant Company Reports 2012 Second Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In thousands, except shares and per share data)	Three Months Ended		Six Months Ended
	June 30		June 30
	2012	2011	2012	2011
Net Sales	$199,493	$201,259	$373,205	$373,849
Cost of Sales	110,542	117,791	208,935	218,450
Gross Profit	88,951	83,468	164,270	155,399
Gross Margin	44.6%	41.5%	44.0%	41.6%

Operating Expense:
Research and Development Expense	6,935	6,717	14,205	12,997
Selling and Administrative Expense	60,419	66,513	120,133	123,973
Total Operating Expense	67,354	73,230	134,338	136,970

Profit from Operations	21,597	10,238	29,932	18,429
Operating Margin	10.8%	5.1%	8.0%	4.9%

Other Income (Expense):
Interest Income	330	184	642	252
Interest Expense	(669)	(545)	(1,381)	(960)
Net Foreign Currency Transaction (Losses) Gains	(880)	913	(1,111)	1,440
Other Income (Expense), Net	41	(65)	76	(33)
Total Other (Expense) Income, Net	(1,178)	487	(1,774)	699

Profit Before Income Taxes	20,419	10,725	28,158	19,128
Income Tax Expense	6,748	4,870	9,163	7,407

Net Earnings	$13,671	$5,855	$18,995	$11,721

Earnings per Share:
Basic	$0.74	$0.31	$1.02	$0.62
Diluted	$0.71	$0.30	$0.99	$0.60

Weighted Average Shares Outstanding:
Basic	18,594,207	18,941,131	18,658,182	18,952,093
Diluted	19,203,563	19,467,553	19,262,469	19,491,056

Cash Dividend Declared per Common Share	$0.17	$0.17	$0.34	$0.34

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In thousands)	Three Months Ended			Six Months Ended
	June 30			June 30
	2012	2011	%	2012	2011	%
Americas	$135,689	$129,490	4.8	$247,102	$237,632	4.0
Europe, Middle East and Africa	43,414	49,383	(12.1)	87,218	94,992	(8.2)
Asia Pacific	20,390	22,386	(8.9)	38,885	41,225	(5.7)
Total	$199,493	$201,259	(0.9)	$373,205	$373,849	(0.2)

(1)	Net of intercompany sales.

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Page 7 – Tennant Company Reports 2012 Second Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	June 30,	December 31,	June 30,
	2012	2011	2011
ASSETS
Current Assets:
Cash and Cash Equivalents	$38,432	$52,339	$41,451
Restricted Cash	1,586	3,279	-
Accounts Receivable, Net	135,062	128,873	140,244
Inventories	68,413	65,912	74,394
Prepaid Expenses	11,598	10,320	11,162
Deferred Income Taxes, Current Portion	10,114	10,358	8,815
Other Current Assets	16	1,015	26
Total Current Assets	265,221	272,096	276,092

Property, Plant and Equipment	293,631	286,949	281,793
Accumulated Depreciation	(206,941)	(199,795)	(198,597)
Property, Plant and Equipment, Net	86,690	87,154	83,196

Deferred Income Taxes, Long-Term Portion	16,607	15,014	13,408
Goodwill	19,830	20,303	21,917
Intangible Assets, Net	22,198	23,758	26,433
Other Assets	5,397	5,937	8,244
Total Assets	$415,943	$424,262	$429,290

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$3,235	$4,166	$4,002
Accounts Payable	49,039	46,869	55,667
Employee Compensation and Benefits	24,763	32,934	26,051
Income Taxes Payable	2,699	619	843
Other Current Liabilities	36,836	39,404	40,055
Total Current Liabilities	116,572	123,992	126,618

Long-Term Liabilities:
Long-Term Debt	31,049	32,289	37,254
Employee-Related Benefits	38,343	40,089	32,303
Deferred Income Taxes, Long-Term Portion	3,434	3,189	4,011
Other Liabilities	3,945	3,851	5,676
Total Long-Term Liabilities	76,771	79,418	79,244

Total Liabilities	193,343	203,410	205,862

Shareholders' Equity:
Preferred Stock	-	-	-
Common Stock	6,977	7,063	7,096
Additional Paid-In Capital	17,882	15,082	12,259
Retained Earnings	228,332	227,944	219,365
Accumulated Other Comprehensive Loss	(30,591)	(29,237)	(15,292)
Total Shareholders’ Equity	222,600	220,852	223,428

Total Liabilities and Shareholders’ Equity	$415,943	$424,262	$429,290

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Page 8 – Tennant Company Reports 2012 Second Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)	Six Months Ended
	June 30
	2012	2011
OPERATING ACTIVITIES
Net Earnings	$18,995	$11,721
Adjustments to reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation	8,937	8,664
Amortization	1,432	1,704
Impairment of Intangible Assets	-	1,805
Deferred Income Taxes	(1,271)	3,249
Stock-Based Compensation Expense	3,911	2,490
Allowance for Doubtful Accounts and Returns	1,148	642
Other, Net	19	385
Changes in Operating Assets and Liabilities:
Accounts Receivable	(7,538)	(12,593)
Inventories	(7,278)	(10,273)
Accounts Payable	3,978	14,515
Employee Compensation and Benefits	(8,438)	(6,105)
Other Current Liabilities	(1,714)	(538)
Income Taxes	855	116
Other Assets and Liabilities	(493)	(3,072)
Net Cash Provided by Operating Activities	12,543	12,710

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(7,482)	(4,023)
Proceeds from Disposals of Property, Plant and Equipment	534	255
Acquisition of Businesses, Net of Cash Acquired	(750)	(2,916)
Decrease in Restricted Cash	1,691	-
Net Cash Used for Investing Activities	(6,007)	(6,684)

FINANCING ACTIVITIES
Change in Short-Term Borrowings, Net	-	(35)
Payment of Long-Term Debt	(1,764)	(12,268)
Issuance of Long-Term Debt	-	20,000
Purchases of Common Stock	(15,281)	(9,159)
Proceeds from Issuance of Common Stock	1,952	1,782
Tax Benefit on Stock Plans	1,076	739
Dividends Paid	(6,358)	(6,471)
Net Cash Used for Financing Activities	(20,375)	(5,412)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(68)	1,308

Net (Decrease) Increase in Cash and Cash Equivalents	(13,907)	1,922

Cash and Cash Equivalents at Beginning of Period	52,339	39,529

Cash and Cash Equivalents at End of Period	$38,432	$41,451

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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30		June 30
	2012	2011	2012	2011

Net Sales	$199,493	$201,259	$373,205	$373,848

Cost of Sales	110,542	117,791	208,935	218,450
Gross Profit - as reported	88,951	83,468	164,270	155,398
Gross Margin	44.6%	41.5%	44.0%	41.6%
Adjustments:
Hofmans Product Obsolescence	-	1,482	-	1,482
Gross Profit - as adjusted	88,951	84,950	164,270	156,880
Gross Margin	44.6%	42.2%	44.0%	42.0%

Operating Expense:
Research and Development Expense	6,935	6,717	14,205	12,998
Selling and Administrative Expense	60,419	66,513	120,133	123,971
Total Operating Expense	67,354	73,230	134,338	136,969

Profit from Operations - as reported	$21,597	$10,238	$29,932	$18,429
Operating Margin	10.8%	5.1%	8.0%	4.9%
Adjustments:
Hofmans Product Obsolescence (CGS & S&A)	-	4,300	-	4,300
International Executive Severance (S&A)	-	1,217	-	1,217
Profit from Operations - as adjusted	$21,597	$15,755	$29,932	$23,946
Operating Margin	10.8%	7.8%	8.0%	6.4%

Other Income (Expense):
Interest Income	330	184	642	252
Interest Expense	(669)	(545)	(1,381)	(960)
Net Foreign Currency Transaction Gains (Losses)	(880)	913	(1,111)	1,440
Other Income (Expense), Net	41	(65)	76	(33)
Total Other Income (Expense), Net	(1,178)	487	(1,774)	699

Profit Before Income Taxes - as reported	$20,419	$10,725	$28,158	$19,128
Adjustments:
Hofmans Product Obsolescence	-	4,300	-	4,300
International Executive Severance	-	1,217	-	1,217
Profit Before Income Taxes - as adjusted	$20,419	$16,242	$28,158	$24,645

Income Tax Expense (Benefit) - as reported	$6,748	$4,870	$9,163	$7,407
Adjustments:
Hofmans Product Obsolescence	-	489	-	489
Income Tax Expense - as adjusted	$6,748	$5,359	$9,163	$7,896

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Page 10 – Tennant Company Reports 2012 Second Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30		June 30
	2012	2011	2012	2011

Net Earnings - as reported	$13,671	$5,855	$18,995	$11,721
Adjustments:
Hofmans Product Obsolescence	-	3,811	-	3,811
International Executive Severance	-	1,217	-	1,217
Net Earnings - as adjusted	$13,671	$10,883	$18,995	$16,749

Earnings per Share:
Basic	$0.74	$0.31	$1.02	$0.62
Diluted Earnings per Share - as reported	$0.71	$0.30	$0.99	$0.60
Adjustments:
Hofmans Product Obsolescence	-	0.20	-	0.20
International Executive Severance	-	0.06	-	0.06

Diluted Earnings per Share - as adjusted	$0.71	$0.56	$0.99	$0.86

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Page 11 – Tennant Company Reports 2012 Second Quarter Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES

(In thousands, except per share data)	Full
Year
2011

Diluted Earnings per Share - as reported	$1.69
Adjustments:
Hofmans Product Obsolescence	0.20
International Executive Severance	0.06

Diluted Earnings per Share - as adjusted	$1.95